Exhibit 10.3

AMENDMENT NO. 1 TO
EMPLOYMENT AGREEMENT

I, Alan Fine, agree to the amended terms and conditions of employment with Marvel Entertainment, Inc. (the “Company”) set forth in this Amendment No. 1 to my employment agreement with the Company dated May 31, 2007 (the “Agreement”).

1.  Section 4(a) of the Agreement is hereby deleted and replaced in its entirety, effective March 26, 2007, by the following:

 (a)  Base Salary.  The Company shall pay me base salary at an annual rate of $450,000, or such higher rate as it elects to pay me.  My base salary shall be paid in conformity with the Company’s salary payment practices generally applicable to other similarly situated Company employees.

2.  Except as expressly changed by this amendment, the Agreement remains in full force in accordance with its terms.  This amendment may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute the same instrument.

Date: August 6, 2007	MARVEL ENTERTAINMENT, INC.

	By:	/s/ John N. Turitzin
Name: John N. Turitzin
Title: General Counsel and Executive Vice President

Date: August 6, 2007	/s/ Alan Fine
Alan Fine